SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2008

PLAYBOX (US) INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52753	n/a
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 3.19, 130 Shaftesbury Avenue, London, England	W1D 5EU
(Address of principal executive offices)	(Zip Code)

44 20 7031 1187
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note: This amendment to the Current Report on Form 8-K and Form 8-K/A filed with the Securities and Exchange Commission on December 8, 2008 and February 3, 2009 respectively are being further amended to add language to definitively state the dates the Company concluded that the consolidated financial statements for the periods ended March 31, 2008 and June 30, 2008 should no longer be relied upon.

Item 4.02.	Nonreliance On Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On December 4, 2008, the President, Chief Financial Officer and sole Director of the Company concluded that the previously reported consolidated financial statements in our Form 10-Q for the period ended June 30, 2008 filed with the Securities & Exchange Commission (“SEC”) on August 19, 2008 should no longer be relied upon.

After further consideration initiated by a comment letter from the SEC dated December 11, 2008, the President, Chief Financial Officer and sole Director of the Company concluded on January 30, 2009 that the consolidated financial statements in our Form 10-Q for the period ended March 31, 2008 filed with the SEC on May 15, 2008 should also no longer be relied upon.

On March 28, 2008, the Company entered into a Share Purchase Agreement (the “Agreement”) for the proposed acquisition of U.K based Delta Music Limited (“Delta Music”). A copy of the Agreement was incorporated as an Exhibit with the Company’s Form 10-Q for the six months ended March 31, 2008, however the affects of certain terms in the Agreement were not reflected in the accompanying consolidated financials statements nor in the consolidated financial statements of the Company’s subsequent Form 10-Q for the nine months ended June 30, 2008.

Under the terms of the Agreement, the Company agreed to pay one hundred thousand British pounds (GBP 100,000) to the attorneys of the Sellers to fund certain expenses to be incurred by the Sellers and Delta Music in connection with completion of the acquisition. The Company has reviewed its treatment of this term in the Agreement and concluded that the consolidated financial statements for periods ended March 31, 2008 and June 30, 2008 should be restated.

The affects of the restatement are as follows:

•	Amend the Balance Sheet to increase current liabilities by GBP 100,000
•	Amend the Income Statement to increase expenses for “Development Fees” by GBP 100,000
•	Amend the Statement of Cash Flows and Shareholders’ Equity to reflect the above changes

All of the foregoing was discussed with Moore & Associates, our independent registered public accounting firm.

The Company anticipates filing corrected financial information for the aforementioned periods within 30 days. However, the time required to complete the restatements cannot be stated with certainty at this time and will depend, in part, upon completion of Moore & Associates’ review of the restatements.

Until we have reissued the restated results for the aforementioned periods, investors and other users of our filings with the SEC are cautioned not to rely on the financial statements in question, to the extent that they are affected by the accounting issues described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Playbox (US) Inc.

Date: February 13, 2009	By:	/s/ Gideon Jung
Gideon Jung
President